Exhibit 99.1
CERNER CORPORATION 2001
LONG-TERM INCENTIVE PLAN F PERFORMANCE-BASED RESTRICTED STOCK AGREEMENT
(Continued from the “Front” of this Notice of Grant document)
WHEREAS, the Section 16 Insider Equity and Incentive Compensation Subcommittee of the Compensation Committee (the “Committee”) of the Board of Directors of Cerner Corporation (“the Company”) has determined that Grantee (the “Participant”) is eligible to receive a Performance-Based Restricted Stock Grant under the Company’s 2001 Long-Term Incentive Plan F (the “Plan”), as so indicated on the Front;
NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:
1. Incorporation of the Plan. A copy of the Plan is incorporated herein by reference and all the terms, conditions and provisions contained therein shall be deemed to be contained in this Agreement.
2. Restricted Stock Grant. Pursuant to the authorization of the Committee, and subject to the terms, conditions and provisions contained in this Agreement, the Company hereby grants to the Participant a Performance-Based Restricted Stock Award (the “Award”) for the aggregate number of shares of Company common stock (the “Shares”) set forth on the front or first page of this Agreement (the “Front”). The date of grant of the Award (the “Grant Date”) shall for all purposes be as set forth on the Front.
3. Rights as a Shareholder. Commencing on the Grant Date, the Participant shall have the right to receive dividends and other distributions (if any) with respect to the Shares unless and until such shares are forfeited pursuant to Section 5 hereof; provided, however, that a dividend or other distribution (including, without limitation, a stock dividend or stock split), other than a cash dividend or distribution, shall be delivered to the Company and shall be subject to the same vesting schedule and other terms, conditions and restrictions as the Shares with respect to which such dividend or other distribution was made. In connection with the payment of such dividends or other distributions, the Company may deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the account of the Participant. The Participant shall be entitled to retain cash dividends and distributions received regardless of whether the Shares with respect to which such dividends or distributions were made are subsequently forfeited pursuant to Section 5 hereof. Participant shall have no right to vote the Shares until such Shares are actually distributed on the Vest Date. Notwithstanding anything to the contrary, prior to the date on which the Shares and any related property received under Section 3 hereof (the “Aggregate Restricted Shares”) Vest pursuant to Section 5, such Aggregate Restricted Shares shall be subject to the restrictions on transferability contained in Section 6 hereof.
4. Custody and Delivery of Shares. Unless otherwise requested by Participant, Aggregate Restricted Shares will be distributed in street name on the Vest Date and held in the Participant’s account at Citigroup Global Markets Inc. d/b/a Smith Barney or other broker that the Company may choose (the “Broker”). Prior to the Vest Date, the Grant of the Aggregate Restricted Shares will be recorded in the Company’s books and records. Company will reflect in its records the restrictions under which the Aggregate Restricted Shares are held and will not allow distribution or transfer of any Aggregate Restricted Shares prior to the date on which such Aggregate Restricted Shares Vest pursuant to Section 5 below. Share certificates or electronic records representing Vested Aggregate Restricted Shares will be distributed/recorded only on or after the Vest Date and only if the requirements of vesting set forth in Section 5 are met. The Company will pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any Aggregate Restricted Shares hereunder.
5. Vesting and Forfeiture. Except as otherwise provided in the Plan or this Agreement, the Aggregate Restricted Shares subject to this Award shall be distributed, become transferable and shall cease to be subject to forfeiture (“Vest”) upon the achievement of the objective and subjective performance goals set forth on the Front, subject to the restrictions set forth on the Front (the “Vest Date”) provided Participant remains an employee (“associate”) of the Company from the Grant Date through the Vest Date as defined on the Front. This Grant will expire on December 30, 2012 if Participant has not reached the performance goals as set forth on the Front by December 29, 2012. Should the Participant’s employment terminate, for any reason, then all Aggregate Restricted Shares that have not Vested as of such date of termination shall immediately terminate and shall be forfeited to the Company.
6. Non-Transferability of Shares. Prior to the date on which Aggregate Restricted Shares Vest pursuant to Section 5 hereof, such Aggregate Restricted Shares may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such Aggregate Restricted Shares shall be null and void.
7. Securities Laws. Participant hereby represents and covenants that if in the future the Participant decides to offer or dispose of any Aggregate Restricted Shares or interest therein, the Participant will do so only in compliance with this Agreement, the Securities Act of 1933, as amended, and all applicable state securities laws. As a condition precedent to the delivery to Participant of the Aggregate Restricted Shares, Participant shall comply with all regulations and requirements of any regulatory authority having control or supervision over the issuance of the Aggregate Restricted Shares and, in connection therewith, shall execute any documents and make any representation and warranty to the Company which the Committee shall in its sole discretion deem necessary or advisable.
8. Taxable Income. Participant may file an election for immediate Federal income taxation pursuant to Section 83(b) of the Internal Revenue Code. In the event that Participant makes an election pursuant to Section 83(b) of the Code, Participant agrees to notify the Company thereof in writing within ten (10) days after such election; any necessary withholding at the time of an 83(b) election must not be made from Vested Shares, but must be a cash withholding, from either wages or a separate payment.
THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH PARTICIPANT SHOULD CONSULT A TAX ADVISOR AS TO THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES AND AS TO THE SPECIFIC CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
9. Withholding with Stock. Unless specifically denied by the Committee, Participant may elect to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, Vested Shares from the same tranche having a value equal to the statutory minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Participant. The value of such Shares to be transferred to the Company shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”), as determined by the Committee. Any election by the Participant to have such Shares withheld for this purpose will be subject to the following restrictions:
     (a) All elections must be made prior to the Tax Date;
     (b) All elections shall be irrevocable; and
     (c) If Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), the Participant must satisfy the requirements of Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.
10. Notices. Any notices or other communications required or allowed to be made or given to the Company under the terms of this Agreement shall be addressed to the Company in care of its President at its offices at 2800 Rockcreek Parkway, North Kansas City, Missouri 64117, and any notice to be given to the Participant shall be addressed to the Participant at the address set forth on the Front. Either party hereto may from time-to-time change the address to which notices are to be sent to such party by giving written notice of such change to the other party. Any notice hereunder shall be deemed to have been duly given five (5)business days after registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States government.
11. Binding Effect and Assignment. This Agreement shall bind the parties hereto, but shall not be assignable by Participant.
12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Missouri.
This Agreement has been issued by the Company by its duly authorized representatives and shall be effective as of the day and year written on the Front.